                                                              Exhibit: 610.28.01

                              [FUTECH Letterhead]


                                PROMISSORY NOTE

$1,130,000.00                                                   Phoenix, Arizona
                                                                        6/1/1995



     For the value, the undersigned ("Maker") promises to pay to Vincent W. Goett or order ("Holder"), the total sum of One Million One Hundred Thirty Thousand Dollars ($1,130,000.00) ("Principal Balance"). The Principal Balance consists of a loan principal of Eight Hundred Fifty Thousand Dollars ($850,000.00) ("Loan") and a financing fee of Two Hundred Eighty Thousand Dollars (%280,000.00) ("Fee"). Interest shall accrue from the date hereof until paid in full at the rate of ten percent (10%) per annum. ("Note Rate"). The entire principal balance and accrued interest shall be due and payable on or before three (3) months from the date of this Note, or September 1, 1995 ("Maturity"). Interest will continue to accrue on any unpaid Principal Balance after Maturity and interest payments will be made to Holder on a quarterly basis at the Note Rate plus six percent (6%).

     Payment of this Note shall be in lawful money of the United States of America at such address as Holder designates.

     Notices are effective on personal delivery, or three (3) days after deposit in the U.S. mail, postage prepaid, certified mail, sent to the address below.

     Maker agrees to pay all collection costs. Collection costs include, without limitation, reasonable attorneys' fees if this Note is placed in the hand of attorneys for collection or suit, together with all court costs and other expenses so incurred by Holder. Any sums not paid within ten (10) days after its due date shall accrue interest at the rate of six percent (6%) greater than the Note Rate until the default is cured.

     This Note shall be governed by and construed in accordance with Arizona law.

     Dated as set forth above.



                                              FUTECH EDUCATIONAL PRODUCTS, INC.


                                              By:  /s/ Shawn L. Lechter
                                                   -----------------------------

       [ARIZONA STATE SEAL]
                                              Its: President
---------------------------------                  -----------------------------
          OFFICIAL SEAL                                      ("Maker")
         CONNIE CORBETT
Notary Public - State of Arizona
         MARICOPA COUNTY
   My Comm. Exp. Apr. 24, 1999                Attested by: /s/ Charles M. Foley
---------------------------------                          --------------------
                                                      Its: CFO


                                              Attested by: /s/ Vincent W. Goett
                                                           --------------------
                                                      Its: CEO



STATE OF ARIZONA

COUNTY OF MARICOPA
The foregoing instrument was acknowledged before me this 1 day of June, 1995.

My commission expires 4/24/99                         Connie Corbett
                                                      --------------------------
                                                      Notary Public